UNITY BANCORP INC

2021 Shareholders' Meeting

May 13, 2021

Financial Highlights



$23.7
$23.6
2019
2020
Net Income



$2.14
$2.19
2019
2020
Diluted EPS

Financial Highlights



$1,426
$1,628
2019
2020
Total Loans



$1,250
$1,558
2019
2020
Total Deposits

- Total Loans – 14.2% increase
  - 9.8% increase in commercial loans
  - 6.8% increase in consumer loans
- Total Deposits – 24.6% increase
  - 64.3% increase in noninterest-bearing demand deposits
  - 28.3% increase in interest-bearing demand deposits

Total Loans

(dollars in millions)



$1,800.00
$1,600.00
$1,400.00
$1,200.00
$1,000.00
$800.00
$600.00
$400.00
$200.00
$-
$973
$57
$91
$289
$536
$1,171
$67
$110
$365
$629
$1,305
$51
$124
$436
$694
$1,426
$49
$144
$468
$765
$1,628
$49
$118
$153
$468
$840
2016
2017
2018
2019
2020
Commercial
Residential
Consumer
PPP
SBA

Total Deposits

(dollars in millions)



$1,800.00
$1,600.00
$1,400.00
$1,200.00
$1,000.00
$800.00
$600.00
$400.00
$200.00
$-
$946
$216
$509
$221
$1,043
$256
$561
$226
$1,208
$270
$581
$357
$1,250
$280
$566
$404
$1,558
$460
$659
$439
2016
2017
2018
2019
2020
Time deposits
Interest-bearing & SAV deposits
Noninterest-bearing deposits

Summary Income Statement and Profitability

(dollars in millions)

	2019		2020	
Net Interest Income	$ 57.6		$ 64.4	
Provision for Loan Losses	2.1		7.0	
Noninterest Income	9.6		12.9	
Noninterest Expense	34.7		39.3	
Provision for Income Taxes	6.7		7.4	
Net Income	$ 23.7		$ 23.6	
Diluted Earnings Per Share	$ 2.14		$ 2.19	
Return on Average Assets	1.54	%	1.35	%
Return on Average Equity	15.86		14.20	
Net Interest Margin	3.95		3.85	

Net Interest Income & Net Interest Margin

(dollars in millions)



$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
3.58%
3.83%
3.97%
3.95%
3.85%
$38.3
$45.8
$53.8
$57.6
$64.4
2016
2017
2018
2019
2020
Net Interest Income
Net Interest Margin

Noninterest Income
(dollars in thousands)

	2019		2020	
Branch fee income	$	1,502	$	1,046
Service and loan fee income		1,965		1,742
Gain on sale of SBA loans held for sale, net		909		1,642
Gain on sale of mortgage loans, net		2,090		6,344
BOLI income		588		613
Net security gains		373		93
Gain on sale of premises and equipment		766		-
Other income		1,346		1,466
Total noninterest income	$	9,539	$	12,946

Noninterest Expense

(dollars in millions)



$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.44%
2.37%
2.34%
2.25%
2.24%
$27.6
$30.0
$33.4
$34.7
$39.3
2016
2017
2018
2019
2020
Noninterest Expense
Noninterest Expense/Average Assets

Noninterest Expense

(dollars in thousands)

	2019	2020
Compensation and benefits	$ 20,666	$ 23,124
Processing and communications	2,924	3,155
Furniture and equipment	2,894	2,606
Occupancy	2,650	2,543
BSA expenses	-	1,800
Professional services	1,061	1,144
Advertising	1,358	906
Director fees	673	774
Other loan expenses	272	622
Deposit insurance	301	674
Loan collection & OREO expenses	41	215
Other expenses	1,877	1,699
Total noninterest expense	$ 34,717	$ 39,262

Profitability

Diluted Earnings and Dividends per Share



$2.50
$2.00
$1.50
$1.00
$0.50
$-
$1.38
$1.36
$2.01
$2.14
$2.19
$0.18
$0.23
$0.27
$0.31
$0.32
2016
2017
2018
2019
2020
Dividends Per Share
Diluted EPS

Capital Ratios

	2019	2020
CBLR *	n/a	10.09%
excluding PPP loans	*n/a*	*10.88%*
Average equity to average assets	9.69%	9.51%
excluding PPP loans	*9.69%*	*10.05%*

* To be well-capitalized , a banking entity must maintain a CBLR of 8% or greater starting in the second quarter 2020, 8.5% for calendar year 2021, and 9% thereafter.

As of March 31, 2021

	1Q2021
Net income	
Net income (in thousands)	$ 8,496
Net income per common share - Diluted	$ 0.80
Operating Ratios	
Return on average assets	1.85 %
Return on average equity	19.51
Efficiency ratio	45.74
Net interest margin	4.09

Questions?


UNITY BANK
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